SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENERAL STEEL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GENERAL STEEL HOLDINGS, INC.
Kuntai International Mansion Building, Suite 2315
Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District,
Beijing, China 100020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the Stockholders of General Steel Holdings, Inc. (the “Company”) will be held at the Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China 100020, on July 28, 2009 at 10:00 a.m., Beijing time, for the following purposes:

1.	To elect the nine members of the Board of Directors for the ensuing year.
2.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 4, 2009 as the record date for determining the stockholders having the right to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for inspection by any stockholder during ordinary business hours at our principal place of business at the Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China 100020 for the ten day period preceding the Annual Meeting. The stockholder list also will be available for inspection by any stockholder at the time and place of the Annual Meeting.

In accordance with the rules of the Securities and Exchange Commission, we posted our proxy materials on the Internet on June 12, 2009, the date we mailed the Notice of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the holders of record as of the record date.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, vote your shares. You can vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail and prefer to mail your Proxy Card, please complete, sign, date and return the enclosed Proxy Card in the accompanying pre-addressed envelope, which does not require additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify Jing Ou-Yang, our Investor Relations Manager, at +86-10-5879 7346 or jing.ouyang@gshi-steel.com by July 21, 2009. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By order of the Board of Directors

By:	/s/ John Chen John Chen Secretary

Beijing, China
June 12, 2009

GENERAL STEEL HOLDINGS, INC.
Kuntai International Mansion Building, Suite 2315
Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District,
Beijing, China 100020

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
July 28, 2009

VOTING INFORMATION

Purpose

This statement is furnished in connection with the solicitation by the Board of Directors of General Steel Holdings, Inc. (the “Company”) of proxies in the accompanying form for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 28, 2009 at 10:00 a.m., Beijing time, and at any adjournment thereof. Proxies are solicited to give all stockholders of record an opportunity to vote on matters presented at the Annual Meeting. This Proxy Statement contains information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Internet Availability of Proxy Materials

As permitted by the federal securities laws, we are making this Proxy Statement and 2008 Annual Report to Stockholders available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder. On or about June 12, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, which we refer to in this Proxy Statement as the “Notice of Internet Availability.” The Notice of Internet Availability contains instructions on how to access our proxy materials, including the Proxy Statement and 2008 Annual Report to Stockholders. These proxy materials are being made available to our stockholders on or about June 12, 2009. The Notice of Internet Availability also provides instructions regarding how to vote over the Internet.

If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

If you receive more than one Notice of Internet Availability, it means that your shares are registered differently and are held in more than one account. To ensure that all of your shares are voted, please either vote each account over the Internet or complete and return by mail all Proxy Cards.

Voting Rights

Only stockholders of record at the close of business on June 4, 2009, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting or at any adjournment thereof. As of the close of business on June 4, 2009, the Company had outstanding and entitled to vote 41,784,612 shares of common stock, $0.001 par value (“Common Stock”). Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Voting Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of the Company’s capital stock entitled to vote shall constitute a quorum for the transaction of business. A majority of the votes properly cast for the election of directors by the stockholders attending the Annual Meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any other question shall decide the question.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect. Stockholders who send in proxies but attend the Annual Meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Broker “non-votes” are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If you hold your shares of Common Stock through a broker, bank or other nominee, generally the nominee may only vote your shares in accordance with your instructions. However, if your broker, bank or other nominee has not timely received your instructions, it may vote on matters for which it has discretionary voting authority. The proposal to elect nine members of our Board of Directors is a matter on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions.

How You Can Vote

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability mailed to you or your household. If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability, you can also vote by mail by completing, dating, and signing the Proxy Card and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may submit your vote over the Internet until 11:59 pm E.T. on July 26, 2009. If you vote by mail, please be aware that we can recognize your vote only if we receive your Proxy Card by close of business on July 26, 2009.

You may also vote in person at the Annual Meeting. If you plan to attend the Annual Meeting, we would appreciate it if you would notify Jing Ou-Yang, our Investor Relations Manager, at +86-10-5879 7346 or jing.ouyang@gshi-steel.com by July 21, 2009. This will assist us with meeting preparations. If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability and any other information forwarded to you by such holder of record to obtain a valid proxy from it. You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted “FOR ALL NOMINEES” listed in Proposal One. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

Revocation of Proxy

Even if you submit a proxy, you may revoke and change your vote. You may revoke your proxy by submitting a new proxy over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability. You also may revoke your proxy by mail by requesting a Proxy Card be mailed to you, executing a subsequently dated Proxy Card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States. You also may revoke your proxy by your attendance and voting in person at the Annual Meeting. Mere attendance at the meeting will not revoke a proxy. We will vote the shares in accordance with the directions given in the last proxy submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59 pm E.T. on July 26, 2009. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive the later-dated Proxy Card by close of business on July 26, 2009.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors proposes the following nominees for election as directors to hold office until the Annual Meeting of Stockholders to be held in 2010 or until their successors, if any, have been duly elected and qualified. Each is currently a director and has agreed to serve if elected. Should any nominee become unavailable to accept nomination or election as a director, the persons named in the enclosed Proxy Card will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Information Concerning Nominees

The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of General Steel of each nominee for election as a director are set forth below. All of the nominees are current directors of General Steel.

Mr. Zuosheng Yu, age 44, Chairman of the Board of Directors.  Mr. Yu joined us in October 2004 and became Chairman of the Board at that time. He also serves as our Chief Executive Officer. From April 1986 to February 1992, he was President of Daqiuzhuang Metal Sheets Factory, Tianjin, China. From February 1992 to December 1999, he was General Manager of Sheng Da Industrial Company, Tianjin, China. From November 1999 to March 2001, he was President and Chairman of the Board of Directors of Sheng Da Machinery Manufactory, Tianjin, China. Since February 2001, he has been President and Chairman of the Board of Directors of Beijing Wendlar Investment Management Group, Beijing, China. Since March 2001, he has been President and Chairman of the Board of Directors of Baotou Sheng Da Steel Pipe Limited, Inner Mongolia, China and Chairman of the Board of Directors of Sheng Da Steel and Iron Mill, Hebei province, China. Since April 2001, he has been President and Chairman of Sheng Da Industrial Park Real Estate Development Limited. Since December 2001, Mr. Yu has been President and Chairman of Beijing Shou Lun Real Estate Development Company, Beijing, China. Mr. Yu graduated in 1985 from Sciences and Engineering Institute, Tianjin, China. In July 1994, he received a Bachelor’s degree from Institute of Business Management for Officers. Mr. Yu received the title of “Senior Economist” from the Committee of Science and Technology of Tianjin City in 1994. In July 1997, he received an MBA degree from the Graduate School of Tianjin Party University. Since April 2003, Mr. Yu has held a position as a member of China’s APEC (Asia Pacific Economic Co-operation) Development Council.

Mr. John Chen, age 37, Director.  Mr. John Chen joined us in May 2004 and was elected as a director in March 2005. He also serves as our Chief Financial Officer. From August 1997 to July 2003, he was senior accountant at Moore Stephens Wurth Frazer and Torbet, LLP, Los Angeles, California, U.S. He graduated from Norman Bethune University of Medical Science, Changchun city, Jilin province, China in September 1992. He received a B.S. degree in accounting from California State Polytechnic University, Pomona, California, U.S. in July 1997.

Mr. Ross Warner, age 45, Director.  Mr. Warner was elected as a director in August 2005. From July 2003 to October 2006, he was the Chief of Operations at OCDF. From July 2002 to June 2003, he was the country manager for English First in charge of China and Vietnam. From April 2001 to July 2002, he was the non-technical training manager at TTI-China. From July 1998 to December 2000, he worked as a consultant at Info Technology Group, Inc.-Beijing Office. Mr. Warner obtained an MBA from Thunderbird Graduate School in 1988.

Mr. Danli Zhang, age 54, Director.  Mr. Zhang joined General Steel and became a director in August 2007. He is currently the General Manager of Shaanxi Longmen Iron and Steel Co., Ltd., which is a subsidiary of General Steel. For more than 30 years, Mr. Zhang has been working at Shaanxi Longmen Iron and Steel Group in various positions. Mr. Zhang received his Bachelor’s degree from the Xi’an University of Technology and Architecture in 1982.

Mr. Qinghai Du, age 71, Independent Director.  Mr. Du was elected as a director in August 2007. Mr. Du is currently the General Engineer for Beijing Industrial Design and Research Institute. During the past 40 years, he has served as the Chief Engineer and Section Chief at both Baotou Design and Research Institute of Iron and Steel, and the Design Institute of Capital Iron and Steel. Mr. Du received his Bachelor’s degree in

Iron and Steel Metallurgy from the Beijing University of Science and Technology, formerly known as Beijing University of Iron and Steel Technology, in 1963.

Mr. Zhongkui Cao, age 59, Independent Director.  Mr. Cao was elected as a director in April 2007. He is currently the Chief Economist at Baotou Steel. Previously, Mr. Cao was President and Chairman of the Board at Baotou Metallurgy Machinery State-owned Asset Management Co. Mr. Cao graduated from Baotou Institute of Iron and Steel in 1974.

Mr. John Wong, age 42, Presiding Independent Director.  Mr. Wong was elected as an independent director in August 2005. Since 2007, he has been a senior consultant at Vantage & Associates, where he was a managing partner from June 2003 to 2007. From January 2000 to March 2003, he was the director at Deloitte Touche Corporate Finance, Shanghai. From July 1998 to December 1999, he was director of Amrex Capital. From July 1996 to June 1998, he worked as senior audit manager at Ernst & Young, Hong Kong. Mr. Wong graduated from Melbourne University in 1989. He obtained Independent Directorship Certificate in 2002.

Mr. Chris Wang, age 38, Independent Director.  Mr. Wang was elected as an independent director in November 2007. He is currently the President, Chief Financial Officer and Director of Fushi Copperweld, Inc., a NASDAQ listed company. From November 2004 to March 2005, Mr. Wang was Executive Vice President at Redwood Capital. From September 2002 through November 2004, Mr. Wang was an assistant Vice President in the portfolio management department at Century Investment Corporation and before that, in 2001, was a summer associate with the Credit Suisse First Boston investment banking team in Hong Kong. Mr. Wang received a degree in English from Beijing University of Science and Technology in 1994 and a MBA in Finance and Corporate Accounting from the University of Rochester in New York in 2002.

Mr. James Hu, age 36, Independent Director.  Mr. Hu was elected as an independent director in February 2009. He is currently Head of Credit Analysis at Standard Chartered Bank (China) Limited, where he manages risk assessment on large Chinese SOEs and private companies. Mr. Hu was a Senior Auditor with Deloitte Touche Tohmatsu in the U.S. before moving on to hold management positions at both U.S. and China-based firms, with significant experience in mergers and acquisitions analysis and Sarbanes-Oxley implementation. His education includes a Bachelor’s degree in Economics from the University of California at Berkeley and a Masters degree in Business Administration from the Darden Graduate School at the University of Virginia. He is a California licensed certified public accountant.

Vote Required and Board of Directors Recommendation

Directors must be elected by a majority of the votes cast. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. Proxies executed on the enclosed form will be voted, in the absence of other instructions, “FOR ALL NOMINEES” named above.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR ALL NOMINEES” NAMED ABOVE.

EXECUTIVE OFFICERS OF GENERAL STEEL

Our executive officers are elected annually by our Board of Directors and serve for one year terms or until their death, resignation, removal or renewal by the Board of Directors. The following table sets forth the name, age and position for each of our executive officers. The biographies for our executive officers are provided above under “Proposal One: Election of Directors.”

Name	Age	Position
Zuosheng Yu	44	Chief Executive Officer and Chairman of the Board of Directors
John Chen	37	Chief Financial Officer and Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of June 4, 2009, by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) our directors and executive officers, as a group. The percentage of beneficial ownership is based on 41,784,612 shares of Common Stock outstanding as of June 4, 2009.

Name of Beneficial Owner	Number of General Steel Shares Beneficially Owned(1)	Percentage of Class
Zuosheng Yu(2) Chief Executive Officer and Chairman of the Board of Directors	21,068,900	50.4%
John Chen Chief Financial Officer and Director	150,000	*
Ross Warner Director	49,800	*
Danli Zhang Director	635,000	1.5
John Wong Director	15,000	*
James Hu Director	0	*
Chris Wang Director	10,000	*
Qinghai Du Director	3,000	*
Zhongkui Cao Director	3,000	*
All executive officers and directors as a group (9 persons)	21,934,700	52.4%

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)	In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the applicable ownership total for each person is based on the number of shares of Common Stock held by such person as of June 4, 2009, plus any securities held by such person exercisable for or convertible into shares of Common Stock within 60 days after June 4, 2009. Unless otherwise noted, each of the persons is the record owner of the Common Stock beneficially held by such person.
(2)	Mr. Yu’s business address is Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China 100020.

COMPENSATION DISCUSSION AND ANALYSIS

References in this Proxy Statement to “named executive officers” refer to our Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer). Our named executive officers are Zuosheng Yu and John Chen.

Compensation Philosophy

The Compensation Committee believes that executive compensation must (i) provide a strong incentive for executives to achieve General Steel’s goals, (ii) reward executives with equity interests in General Steel and align their interests with stockholder interests to build stockholder value and (iii) attract and retain key executives critical to General Steel’s long-term success.

Overview of General Steel’s Executive Compensation

The competition for senior management among Chinese companies listed on a U.S. stock exchange is fierce. We compete against companies that are much larger and have greater financial resources with which to attract and retain managers. We understand that our executive compensation may be less than that at other Chinese companies listed on U.S. stock exchanges and at other publicly traded U.S. companies. We do not try to compete with other companies for senior management on the basis of compensation alone. Instead, we seek to attract and retain qualified candidates who embrace our vision, realize our long-term potential and are motivated by being pioneers in the field of State Owned Enterprise (SOE) privatization.

We spend a great deal of effort and time communicating our vision to prospective employees. It is vitally important that our employees are committed to our vision and understand our commitment to growth. Our CEO plays an integral role in instilling this vision on an ongoing basis with all our staff. Our corporate culture is that of an entrepreneurial company characterized by high trust, high loyalty and a high personal sacrifice to current financial reward ratio.

We have been successful in recruiting and retaining senior management using our compensation philosophy. Since 2004, when the Company’s Common Stock commenced trading on the OTCBB, no members of our senior management team have resigned. We view this as a validation or our compensation system and corporate culture.

The Compensation Committee Process

For 2008, the salary amounts for our named executive officers were determined through individual negotiations: our CFO negotiated his salary with our CEO, and our CEO negotiated his salary with our Compensation Committee. During the past year, our CEO had final authority on salary levels for members of senior management, except his own, which the Board of Directors approved. The size of equity awards were determined by our Compensation Committee. Going forward, the Compensation Committee will have the final authority on decisions relating to compensation for all of the members of senior management, including our CEO.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

•	evaluating employee performance;
•	preparing information for Compensation Committee meetings;
•	establishing business performance targets and objectives;
•	providing background information regarding General Steel’s strategic objectives; and
•	recommending salary levels and equity awards.

From time to time, the Compensation Committee invites members of management, including Mr. Yu and Mr. Chen, to attend all or a portion of its meetings. Typically, Mr. Yu reviews the performance of senior management and makes recommendations on compensation levels. Mr. Chen assists the committee in setting performance targets and advising on accounting and tax matters. In addition, these officers answer questions posed by the committee.

Compensation Elements

At this stage in our growth, we compensate our named executive officers and members of senior management through salary and fully-vested unregistered shares of Common Stock. The salaries of our named executive officers are paid in full, in Renminbi, in monthly installments. In 2008, we granted fully-vested unregistered shares of our Common Stock to our named executive officers on a quarterly basis in an effort to further align their interests with those of our stockholders. During 2008, we also granted fully-vested unregistered shares of our Common Stock to our directors and senior management on a quarterly basis. The grants were awarded pursuant to our 2008 Equity Incentive Plan. We do not currently provide a bonus program, severance benefit program, retirement plan or change in control benefits program.

In determining ranges for these salaries and stock award amounts, we followed the principle that we are a developing company pursuing a goal to rapidly become a significantly larger company. As such, at this stage of development, we believe it is in our stockholders’ best interest to reinvest as much profit as possible back into the Company. However, we also feel that notwithstanding these lower salaries and stock awards, our named executive officers remain properly incentivized, through a combination of their non-compensatory stock holdings and the possibility of higher compensation in the future, to grow the Company and build stockholder value.

Employment Agreements

We have not entered into employment agreements with our named executive officers.

Severance Arrangements

We do not have any severance agreements or other arrangements with our named executive officers.

Change of Control Arrangements

We do not have any change of control agreements or other arrangements with our named executive officers.

No Policies Regarding Equity Ownership and Hedging

General Steel does not have any equity or other security ownership requirements or guidelines that specify applicable amounts or forms of ownership. We do not have any policies regarding hedging the economic risk of equity ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
General Steel Holdings, Inc.
Board of Directors
Compensation Committee
James Hu, Chairman
John Wong
Chris Wang

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The table below sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and Chief Financial Officer for the fiscal years indicated. No other executive officers received more than $100,000 in total compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)	Total ($)(1)
Zuosheng Yu,	2008	$86,490	—	$276,100	$362,590
Chief Executive Officer	2007	79,002	—	81,600	160,602
	2006	75,342	—	—	75,342
John Chen,	2008	41,515	$138,050	—	179,565
Chief Financial Officer	2007	23,701	—	81,600	105,301
	2006	22,603	—	—	22,603

(1)	The amounts shown were paid in RMB and were translated into U.S. dollars at the rate of $0.14415 per RMB for 2008, $0.13167 per RMB for 2007 and $0.12557 per RMB for 2006.

The following table sets forth information concerning grants of plan-based awards to our named executive officers in 2008.

Grants of Plan-Based Awards

Name	Grant Date	Number of Shares of Stock	Exercise or Base Price of Awards ($/Sh)	Grant Date Fair Value of Stock Awards
Zuosheng Yu	1/14/08	10,000	$7.16	$71,600
	4/15/08	10,000	6.66	66,600
	7/3/08	10,000	10.29	102,900
	10/9/08	10,000	3.50	35,000
John Chen	—	—	—	—

Director Compensation

The table below sets forth information regarding compensation earned by directors, other than our CEO and CFO, as compensation for their service to the Company during the year ended December 31, 2008.

Name	Stock Awards ($)	Total ($)
Ross Warner	$138,050	$138,050
John Wong	69,025	69,025
Qinghai Du	13,805	13,805
Zhongkui Cao	13,805	13,805
Chris Wang	69,025	69,025
Danli Zhang	138,050	138,050
Fred Hsu(1)	69,025	69,025

(1)	Mr. Hsu resigned as a director on February 25, 2009.

Currently, we do not pay annual fees to our directors. During 2008, we granted fully-vested unregistered shares of Common Stock to our directors on a quarterly basis. We determined these amounts based on level of involvement, responsibility and length of service.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2008, the members of the Compensation Committee were Fred Hsu, John Wong and Chris Wang. In fiscal 2008, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries.

BOARD OF DIRECTORS

Independence of Directors

Our Common Stock is listed on the New York Stock Exchange, which we refer to as the “NYSE.” Under NYSE rules, the Board of Directors is required to affirmatively determine that each “independent” director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Our Board has determined that the following directors are “independent” as required by NYSE listing standards: Mr. Wong, Mr. Du, Mr. Cao, Mr. Wang and Mr. Hu. Additionally, all members of our Audit Committee are “independent” as defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Committees and Meetings of the Board of Directors

Our business is managed under the direction of the Board of Directors, which meets regularly during the year to review significant developments affecting us and acts upon matters requiring its approval. The Board of Directors met one time during the fiscal year ended December 31, 2008. During that time, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and by each of the committees on which such director served from the commencement of such director’s service on the Board.

It is our policy to encourage all directors to attend the Annual Meeting of Stockholders. All of our directors attended our 2008 Annual Meeting of Stockholders.

Our Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Governance and Nominating Committee. A brief description of the composition and functions of each committee follows.

Compensation Committee

Our Compensation Committee is chaired by James Hu. Its other members are John Wong and Chris Wang. Each member of our Compensation Committee is “independent” within the meaning of the NYSE listing standards. The Compensation Committee met a total of four times during the fiscal year ended December 31, 2008.

The Compensation Committee’s functions are to review and recommend compensation policies and programs, as well as salary and other compensation levels for individual executives, including our Chief Executive Officer. The Compensation Committee makes these recommendations to our Board of Directors which, in turn, provides final approval on individual compensation matters for our executives. The Compensation Committee has the authority to retain any advisors, counsel and consultants as the members deem necessary in order to carry out these functions. The Compensation Committee also administers the compensation programs for our employees, including executive officers, reviews and approves all awards granted under these programs, reviews the Compensation Discussion and Analysis section of this Proxy Statement and approves the accompanying Compensation Committee Report. For more information on the Compensation Committee, see “Compensation Discussion and Analysis.”

Audit Committee

Our Audit Committee consists of John Wong, James Hu, and Chris Wang. Mr. John Wong is the Chairman of the Audit Committee. Each member of our Audit Committee is “independent” within the meaning of the NYSE listing standards. The Audit Committee held four meetings during the fiscal year ended December 31, 2008.

The primary responsibilities of the Audit Committee are to review the results of the annual audit and to discuss the financial statements, including the independent auditors’ judgment about the quality of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Additionally, the Audit Committee meets with our independent auditors to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q, recommends to our Board of Directors the independent auditors to be retained by us, oversees the independence of the independent auditors, evaluates the independent auditors’ performance, receives and considers the independent auditors’

comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs, audit and non-audit services provided to us by our independent auditors, and considers conflicts of interest involving executive officers or board members. Our Board of Directors has determined that Mr. Wong is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”).

Governance and Nominating Committee

The Chairman of our Governance and Nominating Committee is Chris Wang. Its other members are James Hu and John Wong. All of the members of the Governance and Nominating Committee are considered “independent” within the meaning of the NYSE listing standards. The Governance and Nominating Committee held one meeting during 2008.

The Governance and Nominating Committee recommends criteria for service as a director, reviews candidates and recommends appropriate governance practices for the Company in light of corporate governance guidelines set forth by the NYSE and other regulatory entities, as applicable. The Governance and Nominating Committee considers director candidates who are suggested by directors, management, stockholders and search firms hired to identify and evaluate qualified candidates. From time to time, the Governance and Nominating Committee may recommend highly qualified candidates who it believes will enhance the strength, independence and effectiveness of the Company’s Board of Directors. The Governance and Nominating Committee reviews the size of our Board of Directors annually.

The Governance and Nominating Committee considers nominees for director recommended by stockholders if such recommendations are submitted in writing to our Secretary, John Chen, at Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China 100020. At this time, no additional specific procedures to propose a candidate for consideration by the Governance and Nominating Committee or minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors have been adopted as the Company believes that the procedures currently in place will continue to serve the needs of the Board and stockholders.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence to our Secretary, John Chen at Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China 100020. Such correspondence should prominently display the fact that it is a stockholder-director communication and indicate whether the correspondence should be forwarded to the entire Board of Directors or to particular directors.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2008.

Our management has primary responsibility for the Company’s internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Moore Stephens Wurth Frazer and Torbet LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee also has had many discussions, including the required discussions with Moore Stephens Wurth Frazer and Torbet LLP, the Company’s independent registered public accounting firm, regarding matters related to the conduct of the audit of the Company’s annual financial statements. The content of these communications is governed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee also has received written disclosures and the letter from Moore Stephens Wurth Frazer and Torbet LLP required by the PCAOB pursuant to Rule 3600T, which relates to the accountants’ independence from the Company and has discussed with Moore Stephens Wurth Frazer and Torbet LLP their firm’s independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

Respectfully submitted,
General Steel Holdings, Inc.
Board of Directors
Audit Committee
John Wong, Chairman
James Hu
Chris Wang

AUDITOR FEES

The Audit Committee has selected Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. A representative of Moore Stephens is expected to be present at the 2009 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she desires to do so. Approval of our accounting firm is not a matter required to be submitted to the stockholders.

Fees for professional services provided by our independent registered public accounting firm for each of the last two fiscal years in each of the following categories are as follows:

	2008	2007
Audit fees	$1,006,400	$805,000
Audit related fees	$—	$—
Tax fees	$14,000	$5,000
All other fees	$—	$—

Audit fees were for the audit of our annual financial statements and the review of our financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Moore Stephens in connection with the statutory and regulatory filings. Tax fees involved the preparation of our consolidated tax returns in the U.S.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairman, or any Audit Committee member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent auditors under the category “Tax Fees” described above were approved by the Audit Committee prior to services being rendered pursuant to the de minimis exception established by the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

The Company subleased a portion of its land use rights to Tianjin Jing Qiu Steel Market Company, a related party under common control. The Company’s Chairman, CEO and majority stockholder Zuosheng Yu is the Chairman and the largest stockholder of Jing Qiu Steel Market Company. Total rental income for the years ended December 31, 2008, 2007, and 2006 was $1,737,007, $1,587,995, $1,439,121, respectively.

The Company’s short term loan of $2,934,000 from Shenzhen Development Bank is personally guaranteed by the Company’s Chairman, CEO, and majority stockholder Zuosheng Yu. The interest rate for the loan is 7.47%. Since January 1, 2008, the Company has paid $1,467,000 in principal and $219,170 in interest on the loan. As of January 21, 2009, $1,467,000 remained outstanding on the loan.

Tianjin Dazhan Industry Co., Ltd. (“Dazhan”) and Tianjin Hengying Trading Co., Ltd. (“Hengying”) are steel trading companies controlled by the Company’s Chairman, CEO and majority stockholder Zuosheng Yu. Dazhan and Hengying acted as trading agents of the Company to make purchases and sales for the Company. For the years ended December 31, 2008, 2007 and 2006, through Dazhan and Hengying, the Company purchased a total of $76,434,479, $92,584,791 and $81,888,671, respectively, of material from these entities, and sold a total of $33,413,598, $32,743,626 and $78,849,439, respectively, of finished products to these entities.

All transactions with related parties are for normal business activities and are short term in nature. Settlements for the balances are usually in cash. The following charts summarize the related party transactions as of the years ended December 31, 2008 and 2007:

Accounts Receivable — Related Parties

As of December 31, 2008 and December 31, 2007, the Company had a receivable balance of $0 and $565,631, respectively, due from Tianjin Jing Qiu Steel Market Co., Ltd. The Company’s Chairman, CEO and majority stockholder Zuosheng Yu is a stockholder of Tianjin Jing Qiu.

Other Receivables — Related Parties

Name of Related Party	Relationship to the Company	December 31, 2008	December 31, 2007
Beijing Wendlar	Chairman of General Steel owns more than 5% in this company	376,324	1,033,713
Yang Pu Capital Automobile	Chairman of General Steel owns more than 5% in this company	—	616,950
De Long Fen Ti	Longmen JV’s subsidiary (unconsolidated)	—	137,100
Tianjin Jin Qiu Steel Market	Chairman of General Steel owns more than 5% in this company	146,700	48,830
Yang Pu Sheng Xin	Chairman of General Steel owns more than 5% in this company	—	74,113
Yang Pu Sheng Hua	Chairman of General Steel owns more than 5% in this company	—	2,742
Total		$523,024	$1,913,448

Advances on Inventory Purchases — Related Parties

Name of Related Party	Relationship to the Company	December 31, 2008	December 31, 2007
Hengying	Chairman of General Steel owns more than 5% in this company	$—	$8,014,211
Dazhan	Chairman of General Steel owns more than 5% in this company	—	1,929,801
Liyuan Ximei	Longmen JV’s subsidiary (unconsolidated)	502,336	—
Daishang Trading Co., Ltd.	Longmen JV’s subsidiary’s joint venture partner	1,872,301	—
Total		$2,374,637	$9,944,012

Accounts Payable Due to Related Parties

Name of Related Party	Relationship to the Company	December 31, 2008	December 31, 2007
Longmen Group	General Steel’s joint venture partner	$10,630,309	$7,954,189
Dazhan	Chairman of General Steel owns more than 5% in this company	—	4,249,395
Henan Xinmi Kanghua	Longmen JV’s subsidiary’s joint venture partner	1,500,987	356,567
Zhengzhou Shenglong	Longmen JV’s subsidiary’s joint venture partner	—	269,917
Baotou Shengda Steel Pipe	Chairman of General Steel owns more than 5% in this company	1,558,228	1,472,670
ShanXi Fangxin	Longmen JV’s subsidiary’s joint venture partner	1,451,336	—
Baogang Jianan Group	General Steel’s joint venture partner	185,664	—
Total		$15,326,524	$14,302,738

Short Term Loan Due to Related Parties

Name of Related Party	Relationship to the Company	December 31, 2008	December 31, 2007
Dazhan	Chairman of General Steel owns more than 5% in this company	$3,946,230	$—
Hengying	Chairman of General Steel owns more than 5% in this company	3,403,440	—
Total		$7,349,670	$—

Other Payables Due to Related Parties

Name of Related Party	Relationship to the Company	December 31, 2008	December 31, 2007
Beijing Wendlar	Chairman of General Steel owns more than 5% in this company	$—	$34,275
Golden Glister	Chairman of General Steel owns more than 5% in this company	600,000	—
Tianjin Jin Qiu Steel Market	Chairman of General Steel owns more than 5% in this company	—	1,487,600
Hengying	Chairman of General Steel owns more than 5% in this company	—	563,816
Baotou Shengda Steel Pipe	Chairman of General Steel owns more than 5% in this company	77,013	31,095
Baogang Jian An	General Steel’s joint venture partner	—	9,597
Total		$677,013	$2,126,383

Customer Deposits — Related Parties

Name of Related Party	Relationship to the Company	Year ended December 31, 2008	Year ended December 31, 2007
Hengying	Chairman of General Steel owns more than 5% in this company	$—	$6,855,000
Dazhan	Chairman of General Steel owns more than 5% in this company	2,759,964	—
Haiyan	Shareholder of General Steel’s joint venture partner	1,522,355	2,356,736
Maoming Heng Da Materials	Chairman of General Steel owns more than 5% in this company	2,934,000	—
Total		$7,216,319	$9,211,736

Review, Approval or Ratification of Transactions with Related Parties

The Board of Directors of General Steel, acting upon the recommendation of its Governance and Nominating Committee, has adopted the following policy with regard to Related Party Transactions, as defined below.

Policy

Related Party Transactions, which are limited to those described in this policy, shall be subject to the approval or ratification by the Governance and Nominating Committee and the Board of Directors of subsidiaries in accordance with this Policy.

Background

Our Code of Ethics, which applies to all employees and directors, provides that all conflicts of interest should be avoided. Pursuant to Item 404 of Regulation S-K of the SEC, certain transactions between the issuer and certain related persons need to be disclosed in our filings with the SEC. In addition, under Section 144 of the Nevada General Corporation Law, certain transactions between the Company and our directors and officers may need to be approved by our Board of Directors or a duly authorized committee of the Board. Finally, SEC rules and New York Stock Exchange standards require our Board to assess whether relationships or transactions exist that may impair the independence of our outside directors. This Policy is intended to provide guidance and direction on Related Party Transactions.

Definition

A “Related Party Transaction” is any transaction directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Under Item 404(a), the Company is required to disclose any transaction occurring since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related Party Transaction” also includes any material amendment or modification to an existing Related Party Transaction.

•	“Related Party” means any of the following:
•	a director (which term when used herein includes any director nominee),
•	an executive officer,
•	a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock (a “5% stockholder”),
•	or a person known by the Company to be an immediate family member of any of the foregoing.

“Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner.

Identification of Potential Related Party Transactions

Related Party Transactions will be brought to management’s and the Board’s attention in a number of ways. Each of our directors and executive officers is instructed and periodically reminded to inform the Office of the Secretary of any potential Related Party Transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential Related Party Transactions.

Any potential Related Party Transactions that are brought to our attention are analyzed by our Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a Related Party Transaction requiring compliance with this Policy.

Review and Approval of Related Party Transactions

At each of its meetings, the Governance and Nominating Committee and the Board of Directors of subsidiaries will be provided with the details of each new, existing or proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant Related Party. In determining whether to approve a Related Party Transaction, the Governance and Nominating Committee and the Board of Directors of subsidiaries will consider, among other factors, the following factors to the extent relevant to the Related Party Transaction:

•	whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party;
•	whether there are business reasons for the Company to enter into the Related Party Transaction;
•	whether the Related Party Transaction would impair the independence of an outside director; and
•	whether the Related Party Transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Party, the direct or indirect nature of the director’s, executive officer’s or Related Party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance and Nominating Committee and the Board of Directors of subsidiaries deems relevant.

Any member of the Governance and Nominating Committee and the Board of Directors of subsidiaries who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction, but may, if so requested by the Chairperson of the Governance and Nominating Committee and the Board of Directors of subsidiaries, participate in some or all of the Governance and Nominating Committee and Board of subsidiaries’ discussions of the Related Party Transaction. Upon completion of its review of the transaction, the Governance and Nominating Committee and the Board of Directors of subsidiaries may determine to permit or to prohibit the Related Party Transaction.

A Related Party Transaction entered into without pre-approval of the Governance and Nominating Committee and the Board of Directors of subsidiaries shall not be deemed to violate this Policy, or be invalid or unenforceable, so long as the transaction is brought to the Governance and Nominating Committee and the Board of Directors of subsidiaries as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

There were no transactions that were required to be reported under “Certain Relationships and Related Party Transactions—Transactions with Related Parties” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of equity securities, who collectively we generally refer to as insiders, to file initial reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based upon our review of the reports filed with the SEC, we believe that during the 2008 fiscal year our insiders complied with all applicable filing requirements, except that Mr. Cao made one late filing reporting his initial ownership and three late filings reporting a total of three transactions, Mr. Du made two late filings reporting a total of two transactions, Mr. Hsu made two late filings reporting a total of two transactions, Mr. Wang made two late filings reporting a total of two transactions, Mr. Warner made one late filing reporting his initial ownership and three late filings reporting a total of three transactions, Mr. Wong made one late filing reporting his initial ownership and three late filings reporting a total of three transactions, Mr. Yu made three late filings reporting a total of three transactions and Mr. Zhang made two late filings reporting a total of two transactions. All of the reports were subsequently filed.

STOCKHOLDER PROPOSALS

Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders in 2010 must be received by February 12, 2010 in order to be considered for inclusion in our Proxy Statement and form of proxy to that meeting. Stockholder requests should be directed to our Secretary, John Chen, at our address set forth on the first page of this Proxy Statement.

A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2010, but not to have such proposal included in our Proxy Statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us at our address set forth on the first page of this Proxy Statement by April 28, 2010 then such proposal will be deemed “untimely” for purposes of Rule 14a-5(e) promulgated under the Exchange Act and, therefore, we will have the right to exercise discretionary voting authority with respect to such proposal.

SOLICITATION OF PROXIES

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone, facsimile, or electronic mail and will receive no extra compensation for such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

AVAILABILITY OF CERTAIN DOCUMENTS

Our Code of Ethics, Corporate Governance Guidelines and the charters for the Audit, Compensation, and Governance and Nominating committees of the Company’s Board of Directors are posted on the Company’s website at http://www.gshi-steel.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement. These corporate governance documents also may be obtained free of charge by contacting our Investor Relations Manager at investor_relations@gshi-steel.com or by phone at +86-10-5879 7346.

“HOUSEHOLDING” OF PROXY MATERIALS

The regulations regarding the delivery of proxy materials permit the Company and brokerage firms to send only one copy of the Company’s Notice of Internet Availability, Proxy Statement and/or 2008 Annual Report to Stockholders to multiple stockholders who share the same address under certain circumstances. Stockholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke such consent previously provided to a broker, that stockholder must contact the broker to revoke the consent. If, at any time, a stockholder wishes to receive separate copies of the Company’s proxy materials, the stockholder should contact John Chen, Secretary of the Company at +86-10-5879 7346, General Steel Holdings, Inc., Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing 100020. Stockholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Stockholders holding shares through a broker can request a single copy by contacting the broker.

Proxy Solicited on Behalf of the Board of Directors of
General Steel Holdings, Inc.
for the Annual Meeting of Stockholders
to be held at 10:00 a.m. on July 28, 2009

The stockholder of General Steel Holdings, Inc. by signing this card hereby appoints Zuosheng Yu and John Chen proxies for this card, with full power of substitution, to vote on behalf of the shares of common stock of General Steel Holdings, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held on July 28, 2009, at 10:00 a.m., Beijing time, at the Kuntai International Mansion Building, Suite 2315, Yi No. 12 Chaoyangmenwai Avenue, Chaoyang District, Beijing, China 100020, and any adjournments thereof.

This Proxy, when properly executed, will be voted by the proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the proxies will vote “FOR ALL NOMINEES” listed in Proposal 1.

1.	To elect nine directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Directors: Zuosheng Yu, John Chen, Danli Zhang, Ross Warner, John Wong, Qinghai Du, Zhongkui Cao, Chris Wang, James Hu

FOR ALL ☐  AGAINST ALL ☐  ABSTAIN ☐

To vote against an individual director please write the name on the line.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return this proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

(continued on other side)

Reverse side

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” listed in PROPOSAL 1. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

DATED:

(Print Full Name of Stockholder)

(Signature of Stockholder)

(Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.